                                                                 EXHIBIT 10.10
                                PROMISSORY NOTE
                                ---------------

$100,000.00                                               Burlingame, California
                                                               February 14, 2000

     For value received, the undersigned promises to pay CrossWorlds Software, Inc., a Delaware corporation (the "Company"), at its principal office the
                                   -------
principal sum of $100,000.00 with interest from the date hereof at a rate of 6.20% per annum, compounded annually, on the unpaid balance of such principal sum.

     Principal and interest shall be due and payable on February 14, 2002. So long as the undersigned remains an employee of the Company, the Company shall forgive the loan over the course of two (2) years, according to the following schedule: 1/24 of the principal and accrued interest on the first day of each month, commencing February 1, 2000. In the event of a Change of Control of the Company (as defined below) prior to February 1, 2002, the Company shall accelerate the forgiveness of the then remaining unpaid balance owing on this Note so that this Note is forgiven in full as of the effective date of the transaction. For purposes of this Note, a Change of Control shall mean a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

     In the event of any voluntary or involuntary termination of the undersigned's employment by the Company for any or no reason, this Note, shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note (to the extent not forgiven) of principal and accrued interest shall be immediately due and payable. The Company shall have the right to deduct the amount due and payable to the Company under this Note at the time of such termination from any amounts, including accrued salary and vacation benefits, then due to the undersigned. The undersigned shall execute the documentation provided by the Company at the time of any such deduction.

     Principal and interest are payable in lawful money of the United States of America. AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID AT ANY TIME WITHOUT PREMIUM OR PENALTY.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned The makers and endorsers have severally waived presentment for payment, protest, notice of protest and notice of nonpayment of this Note.

     This Note is not secured.

     The holder of this Note shall have full recourse against the undersigned. In case of an event of default the Company may proceed against the undersigned as permitted by applicable law.


                                               /s/ James Rowley
                                              --------------------
                                                   James Rowley